01 September 2016

DEUTSCHE INTERNATIONAL TRUST CORPORATION (MAURITIUS) LIMITED

and

EG SHARES INDIA SMALL CAP MAURITIUS

and

EMERGING GLOBAL ADVISORS, LLC

and

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

NOVATION AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2

2.	NOVATION	2

3.	VARIATION TO THE NOVATED AGREEMENT	3

4.	REPRESENTATION	3

5.	NO INCREASED OBLIGATIONS	3

6.	CONFIDENTIALITY	3

7.	COUNTERPARTS	4

8.	GOVERNING LAW	4

THIS NOVATION AGREEMENT is made the day 01 of September 2016 (the “Agreement”)

BETWEEN:

(1)	DEUTSCHE INTERNATIONAL TRUST CORPORATION (MAURITIUS) LIMITED, a company incorporated under the laws of Mauritius and having its registered office at Suite 450, 4th Floor, Barkly Wharf East, Le Caudan Waterfront, Port Louis, Mauritius (“DITCML”);

(2)	EG SHARES INDIA SMALL CAP MAURITIUS, a company incorporated under the laws of Mauritius and having its registered office at Suite 450, 4th Floor, Barkly Wharf East, Le Caudan Waterfront, Port Louis, Mauritius (the “Company”);

(3)	EMERGING GLOBAL ADVISORS, LLC, of 155 West 19th Street, New York, NY 10011, United States (the “Investment Manager”); and

(4)	COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC, having its registered office at 225 Franklin Street, Boston, MA 02110, United States (hereinafter referred to as “CMIA”).

WHEREAS

(A)	DITCML, the Company and the Investment Manager entered into an administration service agreement dated 27 May 2010, which was further amended and/or supplemented by (i) a letter dated 20 April 2010; (ii) the Amendment No.1 dated 2 June 2011; (iii) the Addendum dated 12 October 2011 and (iv) a Supplemental Letter dated 30 October 2014 (together the “Novated Agreement”).

(B)	DITCML has been appointed by the Company to act as its administrator pursuant to the terms of the Novated Agreement.

(C)	The Investment Manager wishes to be released and discharged from its obligations under the Novated Agreement.

(D)	The Company has appointed CMIA to replace the Investment Manager.

(E)	The Company and DITCML have agreed from the date of this Agreement to release and discharge the Investment Manager from its obligations under the Novated Agreement and has agreed that CMIA will replace the Investment Manager under the Novated Agreement and to be bound by the Novated Agreement in place of the Investment Manager.

(each a “Party” and together the “Parties”)

NOW THIS AGREEMENT WITNESSETH as follows:

1.	INTERPRETATION

1.1	Capitalised terms used but not defined in this Agreement have the same meaning as given to them in the Novated Agreement.

1.2	In this Agreement, including unless the context requires otherwise:

1.2.1	references to recitals, clauses, sub-clauses and paragraphs (other than to a schedule to a statutory provision) are to recitals, clauses, sub-clauses and paragraphs of this Agreement;

1.2.2	references to the singular include the plural, and vice versa;

1.2.3	references to any gender include a reference to all genders;

1.2.4	references to statute or statutory provision include a reference:

(A)	to that statute or provision as from time to time modified, extended, replaced or re-enacted;

(B)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(C)	to any subordinate legislation made under the relevant statute or statutory provision.

2.	NOVATION

2.1	With effect from the date of this Agreement (the “Effective Date”), the Investment Manager novates the Novated Agreement to CMIA and assigns to CMIA all of its duties and rights in the Novated Agreement and CMIA accepts the novation subject to the terms of this Agreement.

2.2	The Parties to this Agreement agree that, in consideration for the acceptance by CMIA of the obligations of Investment Manager under the Novated Agreement, and subject to the provisions of this Agreement, with effect from the Effective Date:

2.2.1	The Investment Manager will be released by the Company and DITCML from the Novated Agreement and from the performance thereof and shall be released and discharged from all duties and obligations whatsoever under or in connection with the Novated Agreement, whether arising prior to or subsequent to the Effective Date;

2.2.2	without prejudice to any other agreement between the Investment Manager and CMIA, CMIA will assume and perform the duties and obligations of the Investment Manager under or in connection with the Novated Agreement and will be entitled to the rights of the Novated Agreement in place of the Investment Manager and will be bound by its terms in all respects as if CMIA had originally been a party to the Novated Agreement in place of the Investment Manager; and

2.2.3	The Company and DITCML will perform the Novated Agreement and will be bound by its terms in all respects as if CMIA had originally been a party in place of the Investment Manager.

2.3	For the avoidance of doubt and for the purpose of this Agreement only and without prejudice to any subsequent termination, the Parties acknowledge and agree that any and all provisions of the Novated Agreement expressed to take effect on termination thereof shall not apply by virtue of the novation effected by this Agreement.

3.	VARIATION TO THE NOVATED AGREEMENT

3.1	The Parties acknowledge and agree that

3.1.1	the Novated Agreement shall be amended and varied such that Clause 16 (Notices) shall include the following contact details for CMIA in place of those of the Investment Manager:

Columbia Management Investment Advisers, LLC

For the attention of: Asset Management Legal

Address: 225 Franklin Street, Boston, MA 02110, United States

3.1.2	the letter dated 20th April 2010 evidencing the name of the persons authorised to give instructions to DITCML on behalf of the Company is hereby revoked and the Company and CMIA shall provide DITCML with a new list of authorised persons pursuant to the provisions of the Novated Agreement.

4.	REPRESENTATION

Each Party hereto represents and warrants to the other parties that this Agreement and the Novated Agreement set out and contain legally binding terms and arrangements between the Parties.

5.	NO INCREASED OBLIGATIONS

The Investment Manager, DITCML and the Company hereby confirm and acknowledge to CMIA that CMIA shall not be required to assume any greater obligation than was provided for under the Novated Agreement by reason of the novation constituted by this Agreement than would have been the case had no such novation taken place.

6.	CONFIDENTIALITY

Notwithstanding clause 2.2 above, the Investment Manager will continue to be bound by confidentiality provisions in the Novated Agreement.

7.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

8.	GOVERNING LAW

This Agreement (together with all documents referred to herein) shall be governed by and construed in accordance with the laws of Mauritius without regards to the conflict of laws principles thereof; and the courts of Mauritius shall have non-exclusive jurisdiction to resolve any dispute relating to the terms of this Agreement.

9.	ARBITRATION

9.1	In the event any dispute arises between the Parties in relation to, or arising out of, this Agreement, the Parties shall in the first instance attempt to resolve such dispute amicably between themselves.

9.2	If the dispute has not been resolved through consultations within 30 days after one Party has served written notice on the other party requested the commencement of such discussions, either Party may in writing demand that the Dispute be referred to and settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the Permanent Court of Arbitration of the Mauritius Chamber of Commerce and Industry (as may be amended from time to time). The arbitration shall be held in English.

9.3	There shall be one arbitrator. The arbitration award shall be final, conclusive and binding upon the Parties to the arbitration proceedings and may be enforced in any court of competent jurisdiction. The venue of arbitration shall be New York.

IN WITNESS whereof this Agreement has been entered into on the day and year first above written.

/s/ Krishna Gukhool
SIGNED by
For and behalf of
Deutsche International Trust Corporation (Mauritius) Limited

/s/ Shahed A. Hoolash
SIGNED by
For and behalf of
EG Shares India Small Cap Mauritius

/s/ Eric Brandt
SIGNED by: Eric Brandt, Assistant Secretary
For and behalf of
Emerging Global Advisors, LLC

/s/ Amy K. Johnson
SIGNED by: Amy K. Johnson, Head of Operations
For and behalf of
Columbia Management Investment Advisers, LLC